SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) January 24, 2012; (January 20, 2012)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.01   (Regulation FD Disclosure)

On January 20, 2012, the registrant publicly issued a press release announcing that the company plans to seek an independent panel review of its Pre-market Approval (PMA) application for the LuViva® Advanced Cervical Scan from the U.S. Food and Drug Administration (FDA) after receiving a not-approvable letter from the agency, as more fully described in the press release, a copy of which is furnished as Exhibit 99.1 hereto and which information is incorporated herein by reference.

On January 23, 2012, the registrant held a conference call to discuss that the company plans to seek an independent panel review of its Pre-market Approval (PMA) application for the LuViva® Advanced Cervical Scan from the U.S. Food and Drug Administration (FDA) after receiving a not-approvable letter from the agency, as more fully described in the prepared transcript of the call, a copy of which is furnished as Exhibit 99.2 hereto and which information is incorporated herein by reference.

On January 23, 2012, the registrant publicly issued a press release announcing that the company had filed the application for CE mark approval for LuViva® Advanced Cervical Scan, as more fully described in the press release, a copy of which is furnished as Exhibit 99.3 hereto and which information is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press Release dated January 20, 2012
99.2	Conference Call Script
99.3	Press Release dated January 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ MARK L. FAUPEL
Mark L. Faupel, Ph.D.
CEO & President
Date: January 24, 2012

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